UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

At its meeting on April 22, 2014, the Compensation and Leadership Development Committee of the Board of Directors of Simpson Manufacturing Co., Inc. (the “Company”) approved the following changes to the compensation of independent directors and to Named Executive Officers:

The Company will pay an independent director serving as Chairman of the Board an annual fee of $56,500 in addition to his or her annual retainer. For 2014, this fee to be paid to Peter N. Louras, Jr. as Chairman of the Board will be prorated for three quarters of the year and will total $43,375.

A supplemental cost of living adjustment in the pre-tax amount of $3,500 per month will be paid to each of Roger Dankel, President of North American Sales, and Ricardo Arevalo, Chief Operating Officer, for a transitional period of 24 months beginning July 1, 2014. In addition, if either Mr. Dankel or Mr. Arevalo requires temporary housing associated with his relocation during this transitional period, the Company will maintain the required security deposit on a rental property.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) was held on April 22, 2014. The following nominees were elected as directors by the votes indicated:

				Broker	Term
	For	Against	Abstain	Non-Votes	Expires*

Thomas J Fitzmyers	38,090,264	3,111,007	62,806	2,517,994	2017
Karen Colonias	40,094,369	1,106,192	63,516	2,517,994	2017
Celeste Volz Ford	41,123,172	75,358	65,547	2,517,994	2017
______________
* The term expires on the date of the Annual Meeting in the year indicated.

The terms as directors of James S. Andrasick, Jennifer A. Chatman, Gary M. Cusumano, Peter N. Louras, Jr. and Robin G. MacGillivray continued after the meeting.

The following proposal was also adopted at the Annual Meeting by the vote indicated:

				Broker
	For	Against	Abstain	Non-Votes

Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2014	42,583,199	1,117,459	81,413	N/A

Our stockholders approved, in an advisory (non-binding) vote, the compensation of our Named Executive Officers. The result of the advisory (non-binding) vote on the compensation of our Named Executive Officers was as follows:

			Broker
For	Against	Abstain	Non-Votes

32,660,968	8,347,786	255,323	2,517,994

Item 8.01    Other Events

At its meeting held on April 22, 2014, the Company’s Board of Directors appointed Peter N. Louras, Jr. to assume the role of Chairman of the Board, replacing Thomas J Fitzmyers, appointed Mr. Fitzmyers to the newly created role of Vice Chairman of the Board, and appointed directors to committees of the Board of Directors, as follows:

Compensation and Leadership Development Committee
Jennifer A. Chatman, Chair
Celeste Volz Ford
Peter N. Louras, Jr.

Audit Committee
James S. Andrasick, Chair
Jennifer A. Chatman
Peter N. Louras, Jr.
Robin G. MacGillivray

Governance and Nominating Committee
Robin G. MacGillivray, Chair
James S. Andrasick
Jennifer A. Chatman

Acquisition and Strategy Committee
Gary M. Cusumano, Chair
James S. Andrasick
Karen Colonias
Thomas J Fitzmyers
Celeste Volz Ford
Peter N. Louras, Jr.
Robin G. MacGillivray

Growth Committee
Jennifer A. Chatman
Gary M. Cusumano
Peter N. Louras, Jr.
Robin G. MacGillivray

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: April 28, 2014	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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